                               EMPLOYMENT CONTRACT


     EMPLOYMENT CONTRACT, dated as of June 30, 1997, between CANMAX RETAIL SYSTEMS, INC., a Texas corporation with offices at 150 West Carpenter Freeway, Irving, Texas 75039 (the "Company"), CANMAX INC., a Wyoming corporation ("Canmax") and DEBRA L. BURGESS, residing at 724 Castle Creek, Coppell, Texas 75019 (the "Executive").

                                    RECITALS:

     A. The Company desires to continue to employ Executive as an executive officer of the Company.

     B. Executive has agreed to continue her employment with the Company pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company, Canmax and Executive hereby agree as follows:

1.   TERM AND RENEWAL.

     The Company agrees to employ Executive, and the Executive agrees to serve, on the terms and conditions of this Agreement for a period commencing on July 1, 1997 and ending June 30, 1998, or such shorter period as may be provided for herein. On each anniversary of this Agreement, the term shall be extended for an additional period of one (1) year unless the Board of Directors of Canmax elects, at the directors' meeting immediately following the annual stockholders' meeting, not to extend this Agreement. In the event that this Agreement is not extended by the Board of Directors of Canmax, this Agreement shall remain in effect for only the remainder of the term then in effect. Notwithstanding the foregoing, this Agreement shall not be extended beyond the time that Executive has attained the normal retirement age (which shall be no earlier than age 65) established by the Board of Directors of Canmax for the Company's executives. The period during which Executive is employed hereunder is hereafter referred to as the "Employment Period."

2.   DUTIES AND SERVICES.

     During the Employment Period, Executive shall be employed as an Executive Vice President and the Chief Operating Officer of the Company and Canmax and shall also perform services in a responsible executive or managerial capacity for any of the Company's or Canmax's subsidiary corporations when and as requested by the Company. In performance of her duties, Executive shall be subject to the direction of the Chief Executive Officer of the Company and Board of Directors of Canmax. Executive agrees to her employment as described in this
Section 2 and agrees to devote substantially all of her time and efforts to the performance

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EMPLOYMENT CONTRACT - PAGE 1
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of her duties under this Agreement. Executive shall be available to travel as the needs of the business require.

3.   COMPENSATION.

     (a) As compensation for her services hereunder, the Company shall pay Executive, during the Employment Period, a base salary payable in equal monthly installments at the annual rate of $140,000. Executive shall also participate in any bonus programs for the Company's executive officers, as provided by the Board of Directors of Canmax, including, without limitation, the Company's current Management Incentive Plan. During the term of this Agreement, the Company may increase the base salary payable to the Executive, but cannot reduce the base amount of Executive's salary. Executive will also be eligible to participate in the regular employee benefit programs and stock option plans now or hereafter established by the Company and in any special executive benefits and perquisites established by the Board of Directors of Canmax.

     (b) Executive shall be entitled to receive warrants ("Performance Warrant") to acquire 125,000 shares of common stock of Canmax. The Performance Warrant will have an exercise price equal to the closing price of the common stock of Canmax as reported on the Nasdaq SmallCap Market on the date that the issuance of such Performance Warrant is approved by the Company's compensation committee and shall provide for the registration of any shares of common stock issuable upon the exercise of such Performance Warrant, as further set forth therein. The Performance Warrant will expire ten (10) years from the date of issuance, and shall vest as follows:

          (i) fifty percent (50%) upon the occurrence of the earlier of the following (such date being referenced to herein as the "Trigger Date"):

               (A) the earning per share (after tax) of Canmax equals or exceeds $.30 per share during any fiscal year;

               (B) the closing price of the common stock of Canmax as reported on the Nasdaq SmallCap Market (or other national automated quotation system or national stock exchange on which the common stock of Canmax may be listed) equals or exceeds $8.00 per share for a period of sixty-five (65) consecutive trading days; or

               (C)  the occurrence of a Change of Control (as defined below);
          and

          (ii) the remaining fifty percent (50%) on the date which is one (1) year following the Trigger Date.

     (c) The number of shares of Canmax common stock issuable upon the exercise of the Performance Warrant, the exercise price thereof, and the earnings per share and closing price targets set forth in Section 3(b) above shall each be subject to appropriate adjustment for stock splits, stock dividends or similar recapitalizations.

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EMPLOYMENT CONTRACT - PAGE 2
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4.   EXPENSES.

     Executive shall be entitled to reimbursement for travel and other out-of-pocket expenses incurred by Executive in the performance of her duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Executive shall be entitled to reasonable vacations in accordance with the then regular procedures of the Company governing executives.

5.   NONCOMPETITION; NON-SOLICITATION.

     Executive agrees that she will not during the Employment Period engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that directly or indirectly competes with the business of the Company or any of its subsidiaries; provided, however, that notwithstanding the foregoing, the provisions of this Section 5 will not be deemed breached merely because Executive owns not more than 1 percent of the outstanding equity securities of an entity, if, at the time of its acquisition by Executive, such securities are listed on a national securities exchange, is reported on the Nasdaq Stock Market, or is regularly traded in the over-the-counter market by a member of a national securities exchange. Executive agrees that she shall not, during the two-year period after she voluntarily terminates this Agreement or is terminated pursuant to this Agreement for "cause" (as defined in Section 7(d) below), solicit or encourage any employee, consultant, vendor, supplier or customer of the Company or Canmax to leave the employment of, or cease or diminish its relations with, the Company or Canmax.

6.   CONFIDENTIAL INFORMATION.

     All confidential information which Executive may now possess, may obtain from the Company or its subsidiaries during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by her to any other person or entity either during or after the termination of her employment or used by her except during the Employment Period in the business and for the benefit of the Company and its subsidiaries, in each case without prior written permission of the Company. Executive shall deliver to the Company all tangible evidence of such confidential information prior to or at the termination of her employment. The provisions of this Section 6 shall survive the termination of this Agreement by either party.

7.   TERMINATION.

     (a) EXECUTIVE'S DEATH. If Executive shall die during the Employment Period, this Agreement shall terminate, except that Executive's estate ("Estate") shall be entitled to receive (i) the base salary payable to Executive, accrued to the last day of the month in which her death occurs, (ii) for a period of three (3) months following death, payments equal to fifty percent (50%) of the payments of Executive's base salary effective at the time of death, each in

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EMPLOYMENT CONTRACT - PAGE 3
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accordance with the Company's regular payroll cycle, and (iii) any death benefits provided under employee benefit plans maintained by the Company. In addition, if Executive shall die during the Employment Period and notwithstanding any contrary provisions of any Company stock option, warrant or stock option plan, the Estate shall have the right to retain and exercise
(y) any vested options or warrants outstanding on the date of death and (z) any unvested options or warrants outstanding on the date of death that vest within one year of the date of death, in each case in accordance with their respective terms.

     (b) EXECUTIVE'S DISABILITY. If, during the Employment Period, Executive shall become Disabled (as defined below), this Agreement shall terminate effective on such incapacity, and Executive (or her legal representatives) shall be entitled only to the base compensation earned through the date of termination with no entitlement to any base salary after the date of termination; provided, however, that (i) Executive shall be entitled to receive all benefits to which she may be entitled pursuant to the Company's employee benefit plans; and (ii) the Company shall not be obligated to make any payments to Executive under this
Section 7(b) to the extent that such payments, when aggregated with all other salary or disability payments received by Executive (whether from disability programs maintained by the Company or otherwise) exceed the then current base salary of Executive. As used herein, the term "Disabled" or "Disability" shall mean a mental or physical condition that prevents Executive from performing his usual duties and services hereunder for a period of six (6) consecutive months or six (6) non-consecutive months in any twelve (12) month period, as determined in the reasonable discretion of the Board of Directors of Canmax; provided that if Executive disputes such determination by the Board of Directors, Executive (or his legal representatives) shall notify the Board of Directors in writing and (x) the Board of Directors and Executive (or his legal representatives) shall each designate a licensed physician practicing in the field to which the alleged Disability relates within fifteen (15) days of the delivery of such notice, (y) the designated physicians shall within fifteen (15) days select a third physician practicing in the field to which the alleged Disability relates, and (z) the third physician shall determine whether Executive is or has been Disabled within the meaning of this Agreement.

     (c) TERMINATION WITHOUT CAUSE. This Agreement may be terminated by the Company or Canmax without cause upon thirty (30) days' prior written notice thereof given to Executive. In the event of termination without cause, the Company shall (i) for a period of one (1) year continue to pay Executive the base salary effective at the time of termination in accordance with the Company's regular payroll cycle and (ii) for a period of six (6) months pay to Executive a monthly amount equal to one twelfth of any bonuses paid during the twelve-month period preceding the date of termination. Additionally, Executive shall be entitled to continue to participate in all regular employee benefit plans of the Company for a period of one (1) year following termination without cause; provided, however, that if Executive accepts another job during such period that provides employee benefits comparable to those offered by the Company at such time at a cost to Executive no greater than the cost of the benefits provided by the Company, the Company's obligation to extend such benefits to Executive shall cease.

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     (d)  TERMINATION FOR CAUSE. This Agreement may be terminated by the Company or Canmax "for cause", as defined below, by delivering to Executive written notice describing the cause and granting Executive thirty (30) days to respond to the Chief Executive Officer of the Company or the Board of Directors of Canmax. If this Agreement is terminated by the Company for cause, Executive shall only be entitled to the base salary earned by her to the date of termination with no entitlement to any base salary continuation payments or benefits continuation (except as otherwise provided by the terms of any employee benefit plan of the Company). The determination as to whether termination is for cause shall be made by the Chief Executive Officer of the Company or the Board of Directors of Canmax in the exercise of its business judgment. Termination of this Agreement by the Company for cause shall be deemed to have occurred only if:

          (i) termination shall have been the result of an act or acts of dishonesty on the Executive's part constituting a felony or intended to result directly or indirectly in substantial gain or personal enrichment to her at the expense of the Company; or

          (ii) termination shall have been the result of the Executive's willful and continued failure substantially to perform her duties and responsibilities as an officer of the Company (other than such failure resulting from her incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Company or the Board of Directors of Canmax which specifically identifies the manner in which such Board believes that the Executive has not substantially performed her duties and the Executive is given a reasonable time after such demand substantially to perform her duties.

     Executive's employment shall in no event be considered to have been terminated by the Company for cause if the act or failure to act upon which the termination is based (A) was done or omitted to be done without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled and as a result of her good faith belief that such act or failure to act was in or was not opposed to the interests of the Company, or (B) is an act or failure to act in respect of which the Executive meets the applicable standard of conduct prescribed for indemnification or reimbursement of expenses under the Bylaws of the Company or the laws of its state of incorporation.

     (e) VOLUNTARY TERMINATION BY EXECUTIVE. Executive may terminate this Agreement at any time upon delivering thirty (30) days' written notice to the Company. In the event of such voluntary termination other than for "good reason", as hereinafter defined, Executive shall be entitled to her base salary earned to the date of her resignation, but no base salary continuation payment or benefits continuation (except as provided by the terms of the Company's employee benefit plans). On or after the date the Company receives notice of Executive's resignation (other than resignation for good reason), the Company may, at its option, pay Executive her base salary through the effective date of her resignation and terminate her employment immediately.

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     (f)  TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive may at any time voluntarily terminate her employment for "good reason", as defined below, upon thirty (30) days written notice thereof to the Company; provided that the Company may, at its option, pay Executive her base salary through the effective date of her resignation, terminate her employment immediately (except for the provision of non monetary benefits) and, following the effective date of such resignation, provide the payments and benefits provided in Section 7(c). In the event of such voluntary termination for "good reason", Executive shall be deemed to have been terminated without cause with the same payments and benefits set forth in Section 7(c) being applicable to Executive's termination under this
Section 7(f).

     For purposes of this Agreement, "good reason" shall mean the occurrence of any of the following events:

          (i) removal from the offices Executive holds on the date of this Agreement or a material reduction in Executive's authority or responsibility, but not including termination of Executive "for cause";

          (ii) reduction in the base salary payable to Executive; or

          (iii) the Company otherwise commits a material breach of this Agreement;

provided that "good reason" shall not include the temporary appointment of another person to fulfill Executive's responsibilities during any period of disability of Executive.

8.   CHANGE OF CONTROL

     (a) CONCERNS REGARDING CHANGE OF CONTROL. Executive and the Company agree that the circumstances surrounding a "Change of Control," as hereinafter defined, impose unique risks to the Company and the Executive and that in response to the unique circumstances surrounding a Change of Control, the provisions of this Agreement shall separately consider the parties rights' and obligations in the event that a Change of Control occurs. This Section 8 shall be applicable whether or not a Change of Control is contemplated at this time. Notwithstanding any other provision of this Agreement, the severance payments and benefits, if any, payable to Executive shall be determined solely by reference to this Section 8 in the event that a Change of Control has occurred, or if Executive is "involuntarily terminated," as hereinafter defined, in contemplation of a Change of Control.

     (b) VOLUNTARY TERMINATION FOLLOWING A CHANGE OF CONTROL. If a Change of Control has occurred, Executive shall have ninety (90) days in which to terminate her employment. If Executive voluntarily terminates her employment within ninety (90) days following a Change of Control she shall be entitled to receive one (1) year's base salary as a lump sum payment. Upon payment of the severance compensation described in the preceding sentence, the Company will have no future obligation to Executive under this Agreement. Except as otherwise provided in Section 8(c), if Executive does not voluntarily terminate her employment within ninety (90) days

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of a Change of Control, Executive shall not be entitled to any severance compensation if she voluntarily terminates her employment after that time.

     (c) INVOLUNTARY TERMINATION IN CONTEMPLATION OF, OR WITHIN TWO YEARS FOLLOWING, A CHANGE OF CONTROL. If Executive is involuntarily terminated, other than "for cause" (as defined in Section 7(d)) in contemplation of, or within two
(2) years following, a Change of Control, the Company shall pay Executive (i) a lump sum severance payment equal to (A) the Executive's annualized base salary in effect at the time of involuntary termination plus (B) fifty percent (50%) of any bonus paid during the preceding twelve-month period, payable as a lump sum, and (ii) continuation of all employee benefits, executive benefits and perquisites, or benefits reasonably equivalent thereto, for a period of one (1) year; provided, however, that if Executive accepts another job during such period that provides employee benefits comparable to those offered by the Company at such time at a cost to Executive no greater than the cost of the benefits provided by the Company, the Company's obligation to extend such benefits to Executive shall cease.

          For purposes of this Agreement, the following shall be deemed to constitute involuntary termination:

          (i) dismissal of Executive (except termination for cause as defined in Section 7(d) hereof);

          (ii) reduction in Executive's base salary;

          (iii) reduction in the level of employee benefits received by Executive, unless substituted with reasonably comparable benefits;

          (iv) requesting Executive to relocate more than 100 miles from her current location other than the relocation of Executive in connection with the relocation of the Company's corporate headquarters or relocation to another existing facility of the Company;

          (v) removal from the offices Executive holds on the date of this Agreement or a material reduction in Executive's authority or responsibility; or

          (vi) the Company otherwise commits a material breach of this Agreement.

          In the event that within two (2) years following a Change of Control, Executive is terminated for cause, Executive shall only be entitled to her base salary up until the last date of employment pursuant to the date of termination for cause.

     (d) TERMINATION OF THIS AGREEMENT MORE THAN TWO YEARS AFTER A CHANGE OF CONTROL. The parties' rights and obligations arising from a termination of this Agreement, whether by Executive or the Company, that occurs more than two (2) years following a Change of Control shall be governed by Section 7 of this Agreement.

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     (e)  DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, a
Change of Control shall be deemed to exist upon the occurrence of any of the following:

          (i) any "Person" (as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes a "beneficial owner" (as defined in Section 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or Canmax representing more than thirty percent (30%) of the combined voting power of the outstanding securities of the Company or Canmax Inc.;

          (ii) at any time during the twenty-four (24) month period following a merger, tender offer, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors of the Company or Canmax shall cease to be "continuing directors" (meaning directors of the Company or Canmax prior to such transaction or who subsequently became directors and whose election or nomination for election by the stockholders of the Company or Canmax, was approved by a vote of at least two-thirds of the directors then still in office prior to such transaction);

          (iii) the stockholders approve an agreement of sale or disposition by the Company or Canmax of all or substantially all of the assets of the Company or Canmax;

provided, however, that no Change of Control shall be deemed to have occurred for purposes of this Agreement by reason of the anticipated merger of Auto-Gas Systems, Inc. into the Company or the related issuance of shares of Canmax common stock.

     (f) VESTING OF OPTIONS AND WARRANTS. Upon any Change of Control, any unvested options or warrants held by Executive to acquire shares of Canmax common stock shall be immediately vested and exercisable by Executive, and Canmax undertakes to amend any existing stock option or warrant agreements between Canmax and/or the Company and Executive consistent with this Section 8(f).

     (g) NO MITIGATION OF COMPENSATION. Executive shall not be required to mitigate any severance payments received under this Section 8 due to her employment with a successor organization.

9.   SURVIVAL.

     The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Executive's termination of employment.

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10.  MODIFICATION.

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

11.  NOTICES.

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11). Any notice given to the Company shall be addressed to the attention of the Corporate Secretary. Notice to the estate of Executive shall be sufficient if addressed to Executive as provided in this Section 11. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 11 shall be deemed given at the time of receipt thereof.

12.  WAIVER.

     Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

13.  BINDING EFFECT.

     Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Executive and her heirs and personal representatives, shall be binding upon and inure to the benefit of the Company and its successors and assigns.

14.  HEADINGS.

     The headings of this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

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15.  ATTORNEYS' FEES.

     In the event that any person commences any action or proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the other his or its reasonable attorney's fees.

16.  COUNTERPARTS; GOVERNING LAW.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of laws rules. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, any breach of this Agreement or any such document or instrument, or any transaction contemplated hereby or thereby may be brought only in the District Courts of Dallas County, Texas or the United States District Court for the Northern District of Texas, Dallas Division and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, proceeding, any claim that such party is not subject personally to the jurisdiction of such court, that such party's property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.







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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              COMPANY:

                              CANMAX RETAIL SYSTEMS, INC.




                              By:
                                     -----------------------------------------
                              Name:
                                     -----------------------------------------
                              Title:
                                     -----------------------------------------



                              EXECUTIVE:




                              ------------------------------------------------
                              DEBRA L. BURGESS



                              CANMAX INC.




                              By:
                                     -----------------------------------------
                              Name:
                                     -----------------------------------------
                              Title:
                                     -----------------------------------------

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